UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2013

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 529-2522

        Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2013, Catalyst Pharmaceutical Partners, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida. The final voting results on the matters considered at the meeting are as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick J. McEnany	17,855,170	263,730	15,151,838
Philip H. Coelho	17,822,170	296,730	15,151,838
Hubert E. Huckel	17,800,055	318,845	15,151,838
Charles B. O’Keeffe	17,852,216	266,684	15,151,838
David S. Tierney	17,855,770	263,130	15,151,838

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,604,563	420,034	94,303	15,151,838

3.	Selection, on an advisory basis, of the frequency of “say-on-pay” votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,366,380	281,389	6,178,514	292,617	15,151,838

4.	Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Votes Abstained
33,043,182	153,011	74,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and Chief Financial Officer

Dated: June 3, 2013